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================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

          Date of report (Date of earliest event reported): May 9, 2003


                                   ENRON CORP.
             (Exact Name of Registrant as Specified in Its Charter)



                                     OREGON
                 (State or Other Jurisdiction of Incorporation)

        1-13159                                                   47-0255140
(Commission File Number)                                       (I.R.S. Employer
                                                             Identification No.)

         ENRON BUILDING
        1400 SMITH STREET
         HOUSTON, TEXAS
 (Address of Principal Executive                                77002
             Offices)                                         (Zip Code)

                                 (713) 853-6161
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================


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ITEM 5.  OTHER EVENTS

                  In May 2002 the Company announced that it had presented to its Official Unsecured Creditors' Committee a process through which it could move its core energy assets out from under the Company's chapter 11 bankruptcy case. This process created the possibility of forming a new energy infrastructure business, temporarily referred to as OpCo Energy Company, which would be focused on the transportation, distribution, generation and production of natural gas and electricity primarily in North, Central and South America. Specifically, the formation plan contemplated that assets designated for OpCo Energy Company would be offered for sale in an auction conducted under section 363 of the Bankruptcy Code and, if the Company determined that the expected value of OpCo Energy Company as a going concern exceeded the expected value resulting from a liquidation of the separate assets, OpCo Energy Company would be formed.

                  In furtherance of its strategy, the Company announced in August 2002 that it had commenced a formal sales process for its interests in twelve major assets, including three North American pipelines, namely, Transwestern Pipeline Company, Citrus Corp. and Northern Plains Natural Gas Company (collectively, the "North American Pipeline Interests"), as well as Portland General Electric Company, Elektro, Cuiaba, the Bolivia to Brazil Pipeline and Transredes, Sithe/Independence Power Partners, EcoElectrica, Mariner, Compagnie Papiers Stadacona and Trakya. The Company reserved the right not to sell any assets.

                  Following an extensive due diligence and auction process, the Company received bids or other indications of interest on most of the businesses named above. These bids and other indications of interest have been considered and evaluated by the Company's advisors, management and Board of Directors. The Company has considered, among other things, the potential long term value and benefits to the Company's stakeholders, including its creditors, of retaining certain groupings of assets and developing such assets for future value, compared to the potential for selling such interests in the near term based on the bids and indications of interest the Company has received.

                  In March 2003 the Company announced that it no longer planned to combine its North American and international energy infrastructure businesses under one umbrella, and instead proposed to hold the North American Pipeline Interests in a new pipeline operating entity and to terminate the sales efforts with respect to such interests. The Company is moving forward with the formation of the new North American pipeline operating company (the "Pipeline Company").

                  The Company's Board of Directors has determined that it would also be in the best interests of the Company's stakeholders to hold the vast majority of its international energy infrastructure businesses in a new entity (temporarily referred to as "InternationalCo") and to terminate the sales efforts with respect to its interests in those businesses. InternationalCo is expected to be a new entity, governed by an independent Board of Directors and afforded protection from joint and several Enron group liabilities associated with the Enron bankruptcy case. It is anticipated that shares of InternationalCo would be distributed to creditors in connection with implementation of the Company's plan of reorganization.


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                  The Company expects InternationalCo to hold its interests in
Elektro, SK- Enron, Cuiaba, Vengas, Trakya, the Bolivia to Brazil Pipeline and Transredes, Nowa Sarzyna, and its interests in several other energy infrastructure businesses located primarily in Central and South America and the Caribbean. The Company's press release attached as Exhibit 99.1 to this Current Report on Form 8-K contains a link to a complete listing of the business interests, all or a portion of which are expected to be held in InternationalCo. The transfer of these interests to InternationalCo is subject to various third-party, lender and regulatory consents and approvals, and the Company reserves its rights to remove any of these interests from InternationalCo and to add interests in other international energy infrastructure businesses to InternationalCo.

                  The Company's Official Unsecured Creditors' Committee has indicated its support of the InternationalCo proposal given the current circumstances. The Board of Directors has directed management to present a detailed plan for the formation of InternationalCo and further information is expected to be made available when such plan is finalized. The formation of InternationalCo will also require various board, bankruptcy court and other approvals, as well as the consent of the Creditors' Committee.

                  The Company is moving forward with the auction process for the sale of certain of its major assets, including Portland General Electric Company, EcoElectrica, Compagnie Papiers Stadacona and Sithe/Independence Power Partners. In addition, the Company continues to evaluate its alternatives with respect to Mariner. The Company reserves its rights to choose not to sell any of its assets; however, the decision whether or not to sell will not be driven by the InternationalCo and Pipeline Company proposals.

                  The Company is continuing to work on a proposal for its plan of reorganization. The Company's exclusive period for proposing such a plan remains in effect and the Company has filed a motion to extend the exclusive period until June 30, 2003. The Company expects to propose a plan prior to June 30, 2003, the terms of which will be disclosed at such time. Any solicitation of acceptance or rejection of the Company's plan will not be made until the Company's disclosure statement is filed and approved by the Bankruptcy Court.

                  On May 9, 2003, the Company issued a press release announcing these matters. A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

                  Forward-looking Statements

                  This Form 8-K, including exhibits attached hereto, contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results could differ materially as a result of known and unknown risks and uncertainties,

                                       3

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including: various regulatory issues; the outcome of the Company's chapter 11 process; the ability of the Company or a particular business unit of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the Company's ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the impact of the chapter 11 cases on the Company's liquidity or results of operations; the Company's ability to fund and execute its business plans; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract or retain customers; the outcome of numerous outgoing external investigations in which the Company is fully cooperating (including investigations by the Securities and Exchange Commission ("SEC"), the Department of Justice, the Department of Labor, the General Accounting Office, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the General Services Administration, the National Association of Securities Dealers, Inc., the Federal Energy Regulatory Commission, the Federal Election Commission, the Commodity Futures Trading Commission, the Federal Trade Commission, the California and Connecticut Attorneys General and numerous Congressional committees and state agencies); the outcome of numerous lawsuits and claims; political, legal, economic and other risks associated with the Company's international operations; as well as general economic conditions.

                  As explained in a November 8, 2001 Form 8-K filed by the Company with the SEC, the previously issued financial statements of the Company for the fiscal year ended December 31, 1997 through 2000 and for the first and second quarters of 2001 and the audit reports covering the year-end financial statements for 1997 through 2000 should not be relied upon. In addition, as explained in an April 22, 2002 Form 8-K filed by the Company, the financial statements of the Company for the third quarter of 2001 should not be relied upon.

                  As explained in a February 12, 2002 Form 8-K filed by the Company with the SEC, the Company believes the existing equity of the Company has and will have no value and that any plan under chapter 11 of title 11 of the United States Code confirmed by the Bankruptcy Court will not provide the Company's existing equity holders with any recovery. The Company's existing equity holders will not receive any shares in InternationalCo or the Pipeline Company.



                                       4
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ITEM 7. EXHIBITS

       99.1          Press Release, dated May 9, 2003.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2003
                                                     ENRON CORP.


                                              By: /s/ RAYMOND M. BOWEN, JR.
                                                  ------------------------------
                                              Name:  Raymond M. Bowen, Jr.
                                              Title: Executive Vice President
                                                     and Chief Financial Officer




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                                 EXHIBIT INDEX

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
99.1          Press Release, dated May 9, 2003.
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